                                 XOOM.COM, INC.
                         UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined financial information for Xoom.com, Inc. gives effect to the merger of LiquidMarket, Inc. into Xoom.com, Inc. The merger of LiquidMarket into Xoom.com is based on a preliminary allocation of the total purchase cost. The historical financial information has been derived from the respective historical financial statements of Xoom.com and LiquidMarket and should be read in conjunction with those financial statements in Exhibit 99.1 of this Form 8-K/A.

    The unaudited pro forma condensed combined balance sheet assumes the LiquidMarket merger took place as of June 30, 1999 and allocates the total purchase cost of the fair values of assets and liabilities of LiquidMarket based on a preliminary valuation.

    The unaudited pro forma condensed combined statements of operations combine historical statements of operations for Xoom.com and LiquidMarket for the year ended December 31, 1998, and for the six months ended June 30, 1999, and give effect to the merger, including the amortization of goodwill and other intangible assets, as if they had occurred on January 1, 1998, and January 1, 1999, respectively.

    The total estimated purchase consideration of the LiquidMarket merger has been allocated on a preliminary basis to assets and liabilities based on management's estimates of their fair value with the excess consideration over the net assets acquired allocated to goodwill. This allocation is subject to change pending a final analysis of the total purchase consideration and the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material. The following items could affect the final purchase price allocation at the date the transaction is consummated: (A) LiquidMarket balance sheet (B) the stock option activity of LiquidMarket; and
(C) the finalization of the integration plan.

    The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies.

                                 XOOM.COM, INC.

                         UNAUDITED PRO FORMA CONDENSED
                            COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                         AS OF JUNE 30, 1999
                                                ---------------------------------------------------------------------
                                                                                             PRO FORMA
                                                                                             BUSINESS
                                                              LIQUIDMARKET,                 COMBINATION
                                                 XOOM.COM         INC.         COMBINED     ADJUSTMENTS    PRO FORMA
                                                -----------  ---------------  -----------  -------------  -----------
                    ASSETS
Current assets:
  Cash and cash equivalents...................   $  57,418      $     599      $  58,017     $      --     $  58,017
  Short-term investments......................     107,995             --        107,995            --       107,995
  Accounts receivable, net....................       3,025             --          3,025            --         3,025
  Inventories.................................         793             --            793            --           793
  Other current assets........................       2,450              6          2,456            --         2,456
                                                -----------       -------     -----------  -------------  -----------
Total current assets..........................     171,681            605        172,286            --       172,286

  Fixed assets, net...........................       4,499            328          4,827            --         4,827
  Goodwill, net...............................      51,123             --         51,123        20,997(2)     72,120
  Intangible assets, net......................      10,230             --         10,230        17,021(2)     27,251
  Investments.................................      53,615             --         53,615            --        53,615
  Other assets................................       1,316             --          1,316            --         1,316
                                                -----------       -------     -----------  -------------  -----------
Total assets..................................   $ 292,464      $     933      $ 293,397     $  38,018     $ 331,415
                                                -----------       -------     -----------  -------------  -----------
                                                -----------       -------     -----------  -------------  -----------

               LIABILITIES AND
             STOCKHOLDERS' EQUITY

Current liabilities:..........................
  Accounts payable............................   $   3,516      $     114      $   3,630     $     300(1)  $   3,930
  Accrued compensation and related expenses...       1,101             --          1,101            --         1,101
  Other accrued liabilities...................       2,176             90          2,266            --         2,266
  Deferred revenue............................       2,676             --          2,676            --         2,676
  Notes payable...............................       1,103             --          1,103            --         1,103
  Capital lease obligations...................          41             --             41            --            41
  Contingency accrual.........................       1,000             --          1,000            --         1,000
                                                -----------       -------     -----------  -------------  -----------
Total current liabilities.....................      11,613            204         11,817           300        12,117

Deferred revenues, less current portion.......       2,500             --          2,500            --         2,500
Notes payable, less current portion...........         331             --            331            --           331
Capital lease obligations, less current
  portion.....................................          98             --             98            --            98

Stockholders' equity:.........................
  Preferred stock.............................          --              5              5           (5)(3)          --
  Common stock................................     304,253          3,271        307,524        35,176(3)    342,700
  Notes receivable from stockholders..........        (995)            --           (995)           --          (995)
  Deferred compensation.......................        (499)          (185)          (684)          185(3)       (499)
  Accumulated deficit.........................     (24,837)        (2,362)       (27,199)        2,362(3)    (24,837)
                                                -----------       -------     -----------  -------------  -----------
Total stockholders' equity....................     277,922            729        278,651        37,718       316,369
                                                -----------       -------     -----------  -------------  -----------
Total liabilities and stockholders' equity....   $ 292,464      $     933      $ 293,397     $  38,018     $ 331,415
                                                -----------       -------     -----------  -------------  -----------
                                                -----------       -------     -----------  -------------  -----------
See accompanying notes.

                                 XOOM.COM, INC.

                         UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      XOOM.COM      LIQUIDMARKET, INC.                                PRO FORMA
                                                      FOR THE      FOR THE PERIOD FROM                  PRO FORMA      FOR THE
                                                     YEAR ENDED   JUNE 12, 1998 (DATE OF                BUSINESS      YEAR ENDED
                                                    DECEMBER 31,    INCEPTION) THROUGH                 COMBINATION   DECEMBER 31,
                                                        1998         DECEMBER 31, 1998      COMBINED   ADJUSTMENTS       1998
                                                    ------------  -----------------------   --------   ------------  ------------
Net revenue.......................................    $  8,318             $   --            $ 8,318     $    --        $  8,318

Cost of net revenue...............................       3,584                 --              3,584          --           3,584
                                                      --------              -----            -------   ------------  ------------
Gross margin......................................       4,734                 --              4,734          --           4,734

Operating expenses:
  Operating and development.......................       3,841                268              4,109          --           4,109
  Sales and marketing.............................       2,834                192              3,026          --           3,026
  General and administrative......................       3,366                211              3,577          --           3,577
  Purchased in-process research and development...         790                 --                790          --             790
  Amortization of deferred compensation...........       1,416                  7              1,423          --           1,423
  Amortization of goodwill and other intangible
    assets........................................       1,843                 --              1,843      10,862 (A)      12,705
                                                       --------             -----            -------   -------------     --------
Total operating expenses..........................      14,090                678             14,768      10,862          25,630
                                                       --------             -----            -------   -------------     --------
Loss income from operations.......................      (9,356)              (678)           (10,034)    (10,862)        (20,896)

Other income (expense):
  Interest income.................................         187                  3                190          --             190
  Interest expense................................        (135)                (1)              (136)         --            (136)
  Interest expense related to warrant.............      (1,494)                --             (1,494)         --          (1,494)
                                                       --------             -----            --------  -------------    ---------

Net loss..........................................    $(10,798)             $(676)           $(11,474)   $(10,862)      $(22,336)
                                                      ---------             -----            --------  -------------    ---------
                                                      ---------             -----            --------  -------------    ---------

                                                                                                                (B)     $  (2.54)
Basic and diluted net loss per share..............                                                                      ---------
                                                                                                                        ---------
Shares used in per share calculation--basic and
  diluted.........................................                                                              (B)        8,809
                                                                                                                        ---------
                                                                                                                        ---------
See accompanying notes.

                                 XOOM.COM, INC.

                         UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                                  --------------------------------------------------------------
                                                                                         PRO FORMA
                                                                                         BUSINESS
                                                             LIQUIDMARKET,              COMBINATION
                                                 XOOM.COM         INC.      COMBINED    ADJUSTMENTS     PRO FORMA
                                                 ---------   -----------    ---------  --------------   ---------
Net revenue....................................  $ 10,947      $    --      $ 10,947      $    --        $ 10,947

Cost of net revenue............................     4,724           --         4,724           --           4,724
                                                 ---------     --------     ---------  --------------   ---------

Gross margin...................................     6,223           --         6,223           --           6,223

Operating expenses:
  Operating and development....................     2,700          420         3,120           --           3,120
  Sales and marketing..........................     7,538          242         7,780           --           7,780
  General and administrative...................     3,666          442         4,108           --           4,108
  Purchased in-process research and
    development................................     2,603           --         2,603           --           2,603
  Amortization of deferred compensation........       405          593           998           --             998
  Amortization of goodwill and other intangible
    assets.....................................     2,304           --         2,304        5,431  (A)      7,735
                                                 ---------     --------     ---------   --------------   ---------
Total operating expenses.......................    19,216        1,697        20,913        5,431          26,344
                                                 ---------     --------     ---------   --------------   ---------

Loss from operations...........................   (12,993)      (1,697)      (14,690)      (5,431)        (20,121)

Other income (expense):
  Interest income..............................     3,008           11         3,019           --           3,019
  Interest expense.............................       (65)          (1)          (66)          --             (66)
                                                 ---------     --------     ---------   --------------   ---------

Net loss.......................................  $(10,050)     $(1,687)     $(11,737)    $ (5,431)       $(17,168)
                                                 ---------     --------     --------    --------------   ---------
                                                 ---------     --------     --------    --------------   ---------

Basic and diluted net loss per share............                                                   (B)    $ (1.06)
                                                                                                         ---------
                                                                                                         ---------
Shares used in per share calculation--basic and
  diluted.......................................                                                   (B)     16,218
                                                                                                         ---------
                                                                                                         ---------
See accompanying notes.

                                 XOOM.COM, INC.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

    The total estimated purchase cost of the LiquidMarket, Inc. merger has been allocated on a preliminary basis to assets and liabilities based on management's estimate of their fair values. The excess of the purchase consideration over the fair value of the net assets acquired has been allocated to goodwill. This allocation is subject to change pending the completion of the final analysis of the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material. The following items could affect the final purchase price allocation at the date the transaction is consummated: (A) LiquidMarket, Inc. balance sheet (B) the stock option activity of LiquidMarket, Inc.; and (C) the finalization of the integration plan.

    The adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 1999, have been calculated as if the merger occurred on June 30, 1999 and are as follows:

(1) To reflect the acquisition of Liquid Market, Inc. for total estimated purchase price of approximately $38,747,000. The purchase consideration consists of the following:

    - Issuance of 824,325 shares of Xoom.com's common stock to the shareholders of LiquidMarket, Inc., with a fair value of $33,547,000. An additional 106,101 shares will be included in the purchase price if specific performance objectives are met. The fair value per share of Xoom.com's common stock issued in the Liquid Market, Inc. acquisition is based on the average closing price of Xoom.com's common stock on August 3, 1999 (the day the merger was announced) and the three days prior and subsequent to such date.

    - Assumption of options related to the LiquidMarket, Inc. acquisition to purchase 130,750 shares of Xoom.com's common stock with a fair value of $4,900,000. The fair value of the options assumed is based on the Black-Scholes model using the following assumptions:

       - Fair market value of the underlying shares is based on the average closing price of Xoom.com's common stock the day the merger was announced and the three days prior and subsequent to such date

       - Expected life of 3 years

       - Expected volatility of 1.0

       - Risk free interest rate of 5.75%

       - Expected dividend rate of 0%

    - Other related transaction and merger costs estimated to be $300,000 for the aquisition of LiquidMarket, Inc.

(2) Recognition of the excess purchase consideration of $38,018,000 over the fair value of the net assets acquired, has been recorded as goodwill and other intangible assets as follows:

                                                                              LIQUIDMARKET,
                                                                                   INC.
                                                                            ------------------
Developed technology......................................................    $   16,700,000
Acquired workforce........................................................           321,000
Goodwill..................................................................        20,997,000
                                                                            ------------------
Total.....................................................................    $   38,018,000
                                                                            ------------------
                                                                            ------------------

(3) To reflect the elimination of the historical stockholders' equity accounts of LiquidMarket, Inc.

                                 XOOM.COM, INC.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

The adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 and the six months ended June 30, 1999, have been calculated assuming that the merger occurred as of January 1, 1998 and January 1, 1999, respectively and are as follows:

(A) To reflect the amortization of goodwill and other intangible assets resulting from the LiquidMarket, Inc. acquisition. The goodwill and other intangible assets are being amortized over a period of forty-eight months.

(B) Basic and diluted net loss per share reflects the issuance of 930,426 shares of Xoom.com's common stock related to the LiquidMarket, Inc. acquisition as if the shares had been outstanding for the entire period. The effect of stock options issued assumed in the merger have not been included as their inclusion would be anti-dilutive. The shares issued to the shareholders of LiquidMarket, Inc. include 106,101 shares held in escrow which will be released upon the achievement of certain performance obligations.